STATE  OF  NORTH  CAROLINA
DEPARTMENT  OF  THE  SECRETARY  OF  STATE


                            ARTICLES OF AMENDMENT OF

                        SOUTH STREET VENTURES VII, INC.

Pursuant to 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.   The  name  of  the  corporation  is  South  Street  Ventures  VII,  Inc.

2.   The  text  of  each  amendment  adopted  is  as  follows:

     a.   Increase  of  Authorized  Capital.  The  corporation  is  currently
          ---------------------------------
          authorized to issue 1,000,000 shares, all of one class designated as common stock. The corporation hereby increases its authorized capital to 100,000,000 shares of common stock. The par value of each share shall remain $0.001;

     b.   Opt  Out  of  Shareholder Protection Act and Control Share Acquisition
          Act.
          ----------------------------------------------------------------------
          The corporation hereby opts out of the provisions of the North Carolina Shareholder Protection Act, N. C. G. S. 55-9-01 et. seq.
                                                                        -------
          immediately upon becoming public and opts out of the North Carolina Control Share Acquisition act, N. C. G. S. 55-9A-01 et. seq. pursuant
                                                               -------
          to  N.  C.  G.  S.  55-9A-09.

          The provisions of these Acts shall not be applicable to the corporation.

     c. Except as expressly changed, the remainder of the corporations Articles of Incorporation as originally filed with the North Carolina Secretary of State shall remain in full force and effect.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

NOT  APPLICABLE.


CORPORATIONS  DIVISION          P.  O.  BOX  29622     RALEIGH,  NC  27626-0622
(Revised  January  2000)                                            (Form  B-02)



ARTICLES  OF  AMENDMENT
Page  2

4.   The  date  of  adoption  of  each  amendment was as follows: JULY 15, 2003.

5.   (Check  either  a,  b,  c,  or  d,  whichever  is  applicable)

     a._____The  amendment(s) was (were) duly adopted by the incorporators prior to  the  issuance  of  shares.
     b._____The  amendment(s)  was (were) duly adopted by the board of directors prior  to  the  issuance  of  shares.
     c._____The  amendment(s)  was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)
     _________________________________________________

     d.___X_The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:


This  date:  January  23,  2004




                                         South  Street  Ventures  VII,  Inc.
                                         -----------------------------------
                                         Name  of  Corporation

                                         ________________________
                                         Signature

                                         Charles  Barkley,  President
                                         ---------------------------
                                         Type  or  Print  Name  and  Title


CORPORATIONS  DIVISION          P.  O.  BOX  29622     RALEIGH,  NC  27626-0622
(Revised  January  2000)                                            (Form  B-02)



NOTES:

1. Filing fee is $50. This document and one exact or conformed copy of these articles must be filed with the Secretary of State.


INSTRUCTIONS  FOR  FILING
BUSINESS  CORPORATION
ARTICLES  OF  AMENDMENT
(Form  B-02)

ITEM 1 Enter the complete corporation name exactly as it appears in the records of the Secretary of State.
ITEM  2     See  form.
ITEM 3 If provisions for implementing the amendment are contained in the amendment or not required, enter N/A or NONE in the space provided.
ITEM  4     Enter  the  date(s)  the  amendment(s)  was  (were)  adopted.
ITEM 5 Select the appropriate method of adoption for the amendment(s) from those listed and complete.
ITEM 6 The document will be effective on the date and time of filing, unless a delayed date or an effective time (on the day of filing) is specified. If a delayed effective date is specified without a time, it will be effective at 11:59:59 p.m. Raleigh, North Carolina time on the day specified. If a delayed effective date is specified with a time, the document will be effective on the day and at the time specified. A delayed effective date may be specified up to and including the 90th day after the filing.

DATE  AND  EXECUTION

            Enter  the  date  the  document  was  executed.
            In  the  blanks  provided  enter:
            -    The  name  of  the  corporation  as  it  appears  in  Item  1.
            - The signature of the representative of the corporation executing the document (may be the chairman of the board of directors or any officer of the corporation).
            -    The  name  and  title  of  the  above-signed  representative.




CORPORATIONS  DIVISION          P.  O.  BOX  29622     RALEIGH,  NC  27626-0622
(Revised  January  2000)                                            (Form  B-02)